SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

                           FILED BY THE REGISTRANT [X]

                 Filed by a party other than the Registrant [ ]

                           Check the appropriate box:

                      [] Preliminary Information Statement

     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))

                      [X] Definitive Information Statement

                        KNOWLEDGE TRANSFER SYSTEMS, INC.

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                        Knowledge Transfer Systems, Inc.
                               62 Crestmont Drive
                                Oakland, CA 94619



June 25, 2004





Dear Stockholders:


Notice is hereby given that on May 1, 2004, we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of our outstanding voting stock.


You are encouraged to read the attached Information Statement for further information regarding this action.


This is not a notice of a meeting of stockholders and no stockholders meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended, and NRS 78.385 and 78.390 of the Nevada Corporations Code.

                                   SINCERELY,




                                            /S/ STEVEN BURKE
                                            ----------------
                                            STEVEN BURKE
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                            EXECUTIVE OFFICER






















Oakland, California
June 25, 2004

                        Knowledge Transfer Systems, Inc.
                               62 Crestmont Drive
                                Oakland, CA 94619

                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY


This information statement is to be mailed on or about June 25, 2004 to the stockholders of record on June 21, 2004 (the "Record Date") of Knowledge Transfer Systems, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority of stockholders of the Company, dated as of May 1, 2004. The actions to be taken pursuant to the written consent shall be taken on or about July 15, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

TO OUR STOCKHOLDERS:

NOTICE  OF  ACTION  TO  BE  TAKEN  PURSUANT  THE  WRITTEN  CONSENT  OF  MAJORITY
STOCKHOLDERS  IN LIEU OF A SPECIAL  MEETING  OF THE  STOCKHOLDERS,  DATED MAY 1,
2004.

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated May 1, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about July 15, 2004:

(1) To consider and vote upon a proposal to create a new class of Preferred Stock with par value of $0.001.

(2) To consider and vote upon a proposal to effect a Reverse Split on the basis of one new share of Common Stock for every 500 outstanding shares.

(3) To consider and vote upon a proposal to amend the Company's Articles of Incorporation that will, among other things, restate the authorized shares of the Company after the Reverse Split to 110,000,000 of which 10,000,000 shall be preferred and 100,000,000 shall be common stock; and

(4) To consider and elect directors to serve subject to, and from the time of, the consummation of the transaction described under the caption "Proposed Transaction" in the Information Statement to which this Notice is attached.

By Order of the Board of Directors,



/S/ STEVEN BURKE
----------------
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER


Date: June 23, 2004


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


                        Knowledge Transfer Systems, Inc.
                               62 Crestmont Drive
                                Oakland, CA 94619

                         DISSENTERS' RIGHTS OF APPRAISAL

Dissenters may exercise their rights in accordance with Nevada corporate law. For advice on how to exercise this right, please seek legal counsel.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF: OUTSTANDING SHARES AND VOTING RIGHTS

Common Stock

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which 49,843,208 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May 1, 2004 have voted in favor of the foregoing proposals by resolution dated May 1, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Preferred Stock

As of the Record Date, the Company's authorized capitalization consisted of 10,000,000 shares of Preferred Stock with par value of $.001, of which no shares of Series A Convertible Preferred Stock with a stated value of $1.00 and no shares of Series B Convertible Preferred Stock with a stated value of $1,000 were issued and outstanding as of the Record Date. Holders of Preferred Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Preferred Stock is entitled to vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of May 1, 2004 have voted in favor of the foregoing proposals by resolution dated May 1, 2004, and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on July 15, 2004.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.


                      STOCK OWNERSHIP BY CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The table below sets forth information as to each person owning of record or who was known by the Company to own beneficially more than 5% of the 1,000,000 shares of issued and outstanding Common Stock, including options to acquire stock of the Company as of December 31, 2003 and information as to the ownership of the Company's Stock by each of its directors and executive officers and by the directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

                           Name and Address                   Amount & Nature                    Percent
Title of Class             of Beneficial Owner                of Beneficial Owner                of Class

Common Stock               Steven K. Burke                    12,000,000 shares                  23.7%
                           62 Crestmont Dr.                   President, CEO
                           Oakland, CA 94619 and Director


Directors and Executive Officers

Common Stock               Steven K. Burke                    12,000,000 shares                  23.7%
                           62 Crestmont Dr.                   President, CEO
                           Oakland, CA 94619 and Director

           DIRECTORS EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth the name, age, and position of each executive officer and director of the Company:

            DIRECTOR'S NAME                AGE                    OFFICE
            Steven K. Burke*                    50            CEO, and Chairman

* Steven K. Burke is the sole officer and director of the Company.

STEVE K. BURKE - PRESIDENT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Mr. Burke has been the CEO of Knowledge Transfer Systems since 1996. Prior to joining KTSI, Mr. Burke was a principal partner at Emerson Capital Corporation, a business brokerage and investment firm in San Francisco. Mr. Burke graduated with a bachelor's degree in Business Administration and masters in Finance from the University of Wyoming.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 31, 2004, notes payable to related parties amounted to $302,967. Most of these notes were part of the discontinued operations.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require Knowledge Transfer System's officers and directors, and persons who beneficially own more than ten percent of a registered class of Knowledge Transfer System's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish Knowledge Transfer System with copies.

         Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Knowledge Transfer System, Inc. believes that, during the last fiscal year, the following individual satisfied his Section 16(a) filing requirements however on an untimely basis: Steven Burke.

                             EXECUTIVE COMPENSATION

Steve K. Burke served as CEO of Knowledge Transfer Systems, Inc. during 2003 and was not compensated by the Company during that time period.


                              PROPOSED TRANSACTION

As of December 31, 2003, the Company has no products or services. Prior to 2003, the Company's main products and services revolved around e-learning courses and solutions. The Company currently does not engage in any activities other than seeking potential opportunities for an acquisition, sale, merger or other business combination. The Company has an accumulated deficit as of December 31, 2003 and 2002 of $8,286,929 and $8,165,506, respectively. As of December 31,
2003 and 2002, the Company had a working capital deficit of $108,302 and $55,731, and the Company's wholly owned subsidiary, KT Solutions, Inc., has filed chapter 7 bankruptcy. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

In early 2004, the Company was approached by Shmuel Shneibal and Steven W. Bingaman, who both expressed interest in acquiring control of the Company, through a merger or otherwise. Mr. Shmuel Shneibal and Mr. Steven W. Bingaman have advised the Company that they do not have any prospective business combination partners under consideration but that any business combination is almost certain to result in a change in control of the Company and substantial dilution to existing stockholders. Management of the Company believes that this opportunity could afford stockholders a potential chance to realize value from the Company's status as a public entity.

Following discussions, on May 21, 2004, Shmuel Shneibal and Steven W. Bingaman (the "Purchasers") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Knowledge Transfer Systems, Inc. (the "Company"), a Nevada Corporation, pursuant to which Purchasers agreed to purchase not less than 90% of Company's Issued and Outstanding Common Stock at closing, as set out in
Schedule 1..6-(b) of the Stock Purchase Agreement. The Company will receive $150,000 from Purchasers, in payment of Company debt (the "Proposed Transaction"). Consummation of the Proposed Transaction is dependent on, among other things, the 500 to 1 reverse stock split of the Company's Common Stock (the "Reverse Split"), the creation of a Class B Preferred Stock in the amount and on the terms and condition set forth in Article 1.3 of the Stock Purchase Agreement, and Payment of the Company's debt according to Schedule 1.5(a)-(f) of the Stock Option Agreement.

                 PROPOSAL TO ESTABLISH SERIES B PREFERRED STOCK

The Company's current Restated Articles of Incorporation permits the Board of Directors to issue ten million (10,000,000) shares of Preferred Stock. Currently, no shares of Preferred Stock are issued and outstanding. In addition, the Board of Directors, without further stockholder action, has the right to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock. Accordingly, the Board of Directors would like to create a new convertible Class B Preferred Stock.

The total number of shares of the Class B to be issued and outstanding shall consist of, and be determined by, the following equation:

Number of Shares of the
Preferred Stock to be Issued   =              $175,000.00
                                    ----------------------------------

                                    The  Average  Bid  Price  per  Share  of the
                                    Common Stock as reported on the OTC-BB during a period of time which shall begin on the day after the day the Company's Common Stock begins to trade on the OTC-BB on a post-split basis and which shall end after it has traded continuously for 60 days on the OTC-BB (the "60 Day Trading Period"), which Period may be extended by mutual consent.

Each Holder shall have the right to convert (a "Conversion") Preferred Shares held by such Holder into such number of fully paid and Non-assessable shares ("Conversion Shares") of the Common Stock, as is determined in accordance with the terms of the Stock Purchase Agreement dated May 21, 2004. Thus, from the period of time which (y) begins on the 366th day after a Holder received a Certificate(s) evidencing the Preferred Stock and (z) ends on the 733rd day after the Holders received Certificates evidencing the Preferred Stock, said Holders (other than Steve Burke) may convert not more than 50% of the Preferred Stock held by said Holders; and following the 734th day after the Holders received Certificates evidencing the Preferred Stock, all Holders (including Steve Burke) must effect a Conversion of all shares of Preferred Stock held by said Holders.

The Total and Maximum number of Conversion Shares (of Common Stock) to be delivered by Corporation to all of the Holders pursuant to exercise of all Conversions shall be determined by the following equation:

Total Number of Shares of the
Common to be Received          =              $175,000.00
                                    ----------------------------------

                                    1/2 of the Average Bid Price per Share of the Common for the 30 days of continuous trading preceding the Date of the Notice of Conversion


PURPOSE OF NEW PREFERRED STOCK

The Board of Directors believes that the creation of the class of Preferred Stock may assist us in achieving our business objectives by making financing or merger easier to obtain. The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in our capital structure than currently exists. The Board will be permitted to issue Preferred Stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of Preferred Stock could be issued publicly or privately, in one or more series, and each series of Preferred Stock could rank senior to the common stock of the Company with respect to dividends and liquidation rights.

POSSIBLE EFFECTS OF NEW PREFERRED STOCK

Even though not intended by the Board, the possible overall effect of new Preferred Stock on the holders of our common stock (the "Common Stockholders") may include the dilution of their ownership interests in the company, prevention of mergers with or business combinations by us, and the discouragement of possible tender offers for shares of our common stock.

Upon the conversion into our common stock of shares of Preferred Stock issued with conversion rights, if any, the Common Stockholders' voting power and percentage ownership would be diluted and such issuances could have an adverse effect on the market price of our common stock. Additionally, the issuance of shares of Preferred Stock with certain rights, preferences and privileges senior to those held by our common stock could diminish the Common Stockholders' rights to receive dividends if declared by the Board and to receive payments upon our liquidation.

If shares of Preferred Stock are issued, approval by such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by us. These factors could discourage attempts to purchase control of our company even if such change in control may be beneficial to the Common Stockholders. Moreover, the issuance of Preferred Stock having general voting rights together with our common stock to persons friendly to the Board could make it more difficult to remove incumbent management and directors from office, even if such changes would be favorable to shareholders generally.

The ability of the Board, without any additional shareholder approval, to issue shares of Preferred Stock with such rights, preferences, privileges and restrictions as determined by the Board could be employed as an anti-takeover device.. Furthermore, this proposal is not part of any plan by the Board to adopt anti-takeover devices and the Board currently has no present intention of proposing anti-takeover measures in the near future. In addition, any such issuance of Preferred Stock in the takeover context would be subject to compliance by the Board with applicable principles of fiduciary duty.

The Board believes that the financial flexibility offered by the amendment outweighs any of its disadvantages.

EFFECTIVENESS OF THE CREATION OF THE AUTHORIZED CLASS OF PREFERRED STOCK

The creation of the authorized class of preferred stock will become effective upon action of the Board of Directors. The Board intends to authorize the Series B preferred stock twenty days following the mailing of this information statement to our shareholders.



                      PROPOSAL AUTHORIZING AN AMENDMENT TO
                     THE COMPANY'S ARTICLES OF INCORPORATION
                          TO EFFECT A REVERSE SPLIT OF
                           THE COMPANY'S COMMON STOCK

GENERAL

On May 1, 2004, the majority stockholders of the Company approved a Reverse Stock Split pursuant to which each Five Hundred (500) currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The one for five hundred Reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 500 to 1. Accordingly, as a result of the Reverse Stock Split, with the increase in the authorized common stock, the Company will have over 99,900,000 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

EFFECTIVE DATE

In addition, the Board has determined that the Reverse Split will be effective as of 11:59 p.m. on July 15, 2004 for shareholders of records as of such date and time.

FRACTIONAL SHARES

The Reverse Stock Split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the Reverse Stock Split results in any of the Company's shareholders owning a fractional share. All fractional shares shall be rounded up to the next whole number of shares. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from approximately 49,843,208 to approximately 99,687.

EFFECT ON OPTIONS

In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, 1/500 of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased by a multiple of 500.

POTENTIAL TAX CONSEQUENCES

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

                           AUTHORIZING AN AMENDMENT TO
                   THE COMPANY'S ARTICLES OF INCORPORATION TO
                   RESTATE AUTHORIZED SHARES OF COMPANY STOCK

On May 1, 2004, the majority stockholders of the Company approved an amendment to the Company's Articles of Incorporation, as amended, to restate the number of authorized shares of Common Stock. The Company's Articles of Incorporation, as amended, currently authorizes for issuance 110,000,000 shares consisting of 100,000,000 of common stock and 10,000,000 shares of preferred stock. The approval of this amendment to the Articles of Incorporation will maintain the Company's authorized shares of common stock at 110,000,000 after the Reverse Split. The Company currently has authorized (i) common stock of 100,000,000 shares and approximately 49,843,208 shares of Common Stock are issued and outstanding as of the Record Date and (ii) preferred stock of 10,000,000 with no shares of Series A and Series B convertible preferred stock currently outstanding. The Board believes that maintaining the authorized Shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing and stock based acquisitions.

The Company's Articles of Incorporation currently provide as follows:


The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class             Par Value         Authorized Shares      Total
----------------- ----------------- -----------------  -----------------
Common             $0.001            100,000,000          $100,000
Preferred          none               10,000,000          $ 10,000
                                    -----------------  -----------------
Totals:                              110,000,000          $110,000


Upon approval of the amendment to maintain the Company's authorized shares of common stock at 100,000,000 the Company Articles of Incorporation will be as follows:



The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class             Par Value         Authorized Shares      Total
----------------- ----------------- -----------------  -----------------
Common             $0.001            100,000,000          $100,000
Preferred          $0.001             10,000,000           $10,000
                                    -----------------  -----------------
Totals:                              110,000,000          $110,000


RESTATING THE AUTHORIZED COMMON STOCK

The terms of the restated shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the restatement of shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. Restating the authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged.

As of the Record Date, a total of 49,943,208 shares of the Company's currently authorized 100,000,000 shares of Common Stock are issued and outstanding. Increasing the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

                             ADDITIONAL INFORMATION


The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2003 and quarterly report on Form 10-QSB for the quarter ended March 31, 2004 are incorporated by reference. We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Steven Burke, Chief Executive Officer at Knowledge Transfer Systems, Inc., 62 Crestmont Drive, Oakland, CA 94619.

                                  EXHIBIT INDEX



Exhibit A         Certificate of Amendment to the Articles of Incorporation

Exhibit B         Financial Statements of Knowledge Transfer
                  Systems, Inc.

                  1. Audited Financial Statements of Knowledge Transfer Systems, Inc. for the year ended December 31, 2003 (incorporated by reference to the Registrant's Form 10-KSB filed with the Commission on April 14, 2004, No. 000-28417).

                  2. Unaudited Financial Statements of Knowledge Transfer Systems, Inc. for the six month period ended March 31, 2003(incorporated by reference to the Registrant's Form 10-QSB filed with the Commission on May 17, 2004, No. 000-28417).



By Order of the Board of Directors,






/S/ STEVEN BURKE
----------------
CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
OFFICER


DATE: JUNE 23, 2004

Exhibit A

Articles of Amendment to the Articles of Incorporation of Knowledge Transfer Systems, Inc.

Pursuant to the applicable provisions of the Nevada Business Corporation Act, Knowledge Transfer Systems, Inc. (the "corporation") adopts the following articles of amendment to its Articles of Incorporation by restating Article IV to read as follows:

The corporation shall have the authority to issue a maximum of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001. The board of directors shall have the right to designate classes of the preferred stock from time to time and to fix the rights, preferences and terms of issuance thereof.

Dated this __ of July, 2004

Knowledge Transfer Systems, Inc.

By:  /s/ Steven Burke
President and CEO

/s/
Secretary of the corporation